SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 14, 2000

(Date of Earliest Event Reported)

HCA – The Healthcare Company

(Exact name of Registrant as specified in its Charter)

Delaware

(State of Incorporation)

001-11239	75-2497104
(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

(615) 344-9551
(Registrant’s telephone number, including area code)

Item  5.     Other Events

      On December 14, 2000, HCA – The Healthcare Company announced an agreement to resolve pending criminal issues and other allegations involved in the government investigation of the company.

Item  7.     Exhibit  5

99.1	Copy of press release dated December 14, 2000 relating to announcement of agreement to resolve pending criminal issues and other allegations involved in the government investigation.

99.2	Civil and Administrative Settlement Agreement dated December 14, 2000 among HCA – The Healthcare Company, the United States Department of Justice and others.

99.3	Plea Agreement dated December 14, 2000 among the United States Department of Justice, Columbia Homecare Group, Inc., Columbia Management Companies, Inc. and HCA – The Healthcare Company.

99.4	Corporate Integrity Agreement dated December 14, 2000 among HCA – The Healthcare Company and the Office of Inspector General of the United States Department of Health and Human Services.

SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA – The Healthcare Company

/s/ JOHN M. FRANCK II

John M. Franck II
Vice President and
Corporate Secretary

DATED: December 20, 2000